SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 5, 2005 (August 1, 2005)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.
     On August 1, 2005, Lewis Jaffe ceased serving as President and Chief Operating Officer of Verso Technologies, Inc., a Minnesota corporation (the “Company”).
     The Board of Directors of the Company (“Board”) appointed Montgomery Bannerman, age 50, to serve as President and Chief Operating Officer of the Company effective August 1, 2005. The Board also appointed Mr. Bannerman to serve as the Company’s Chief Executive Officer and a director of the Company effective October 1, 2005. Mr. Bannerman will serve as an executive officer of the Company until his successor is elected and qualified by the Board, or until his earlier death, resignation or removal.
     In exchange for Mr. Bannerman serving as an executive officer of the Company, the Company has agreed to pay to Mr. Bannerman: (i) a base salary of $325,000 per year; and (ii) his base salary and benefits for the twelve-month period after the termination of his employment with the Company if his employment is terminated by the Company without “cause”, subject to other terms and conditions to be agreed upon. The other terms and conditions of Mr. Bannerman’s employment with the Company are unavailable at this time. The Company shall file an amendment to this Report no later than four business days after such information becomes available.
     Effective October 1, 2005, Steven Odom, the Company’s current Chief Executive Officer, will cease serving as Chief Executive Officer and Juliet Reising will resign from her position as a director of the Company. Mr. Odom and Ms. Reising will continue to serve as the Company’s Chairman of the Board and Chief Financial Officer, respectively. Ms. Reising has no disagreements with the Company on any matters related to the Company’s operations, policies or practices and will resign her seat on the Board to permit Mr. Bannerman’s appointment thereto while maintaining a majority of independent directors on the Board.
     Prior to Mr. Bannerman’s appointment as the Company’s President and Chief Operating Officer, Mr. Bannerman had served as the Company’s Senior Vice President of Strategic Initiates since November 19, 2004. From November 2003 to September 2004, Mr. Bannerman served as Vice President Strategy for Universal Access Inc., a provider of outsourced network services. From January 2000 to October 2003, Mr. Bannerman served as Senior Vice President and Chief Technology Officer of Terremark Worldwide, Inc., a network access provider of telecommunications services. Mr. Bannerman founded IXS.NET, a provider of integrated Voice over Internet Protocol network platforms in Asia, in 1996 and DSP.NET, a commercial ISP in northern California, in 1993.
     In connection with Mr. Bannerman’s promotions to the offices described above, on August 1, 2005, the Company issued to Mr. Bannerman pursuant to the Company’s 1999 Stock Incentive Plan, as amended, a ten-year, non-qualified stock option to purchase 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.50 per share, exercisable with respect to 250,000 of the underlying shares as of August 1, 2005 and, with respect to the remaining 250,000 shares, over a four-year period. The Company also intends to issue to Mr. Bannerman on January 2, 2006, a ten-year, non-qualified option to purchase 250,000 shares of Common Stock at an exercise price equal to the greater of $1.25 per share or the per share market value of the Common Stock, exercisable over a four-year period.

Item 9.01	Financial Statements and Exhibits.

	(a) — (b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

	(c)	Exhibits.

	99.1	Press release dated August 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
	By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
Dated: August 5, 2005		and Executive Vice President

EXHIBIT INDEX
     99.1   Press release dated August 1, 2005.